CUSIP No. 40420K103	13D

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of HKN Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: November 8, 2019

Everest Hill Group Inc. /
Q Management Services (PTC) Ltd.

By:	Vicali Services (BVI) Inc.
Its Director

By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	Director

By:	/s/ Andrea J. Douglas
Name:	Andrea J. Douglas
Title:	Director

AE Finance Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	Director

Lyford Investments Enterprises Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	Director

UniPureEnergy Acquisition Ltd.
By:	Vicali Services (BVI) Inc.
Its Director
By:	/s/ Susan V. Demers
Name:	Susan V. Demers
Title:	Director

Quadrant Management, Inc.
By:	/s/ Marco Vega
Name:	Marco Vega
Title:	CFO

/s/ Wayne Quasha
Name:	Wayne Quasha

November 8, 2019